RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO NET INCOME FOR FISCAL YEAR ENDED
--------------------------------------------------------------------------------
DECEMBER 31, 2004
-----------------



                                                                        ---------------------
(in thousands)                                                              YEAR ENDED
                                                                         DECEMBER 31, 2004
                                                                        ---------------------

Net income                                                                         $  42,434
Plus: Tax provision                                                                   26,041
Plus: Interest expense                                                                27,608
Plus: Depreciation and amortization                                                   19,175
                                                                        ---------------------
Earnings before interest, taxes, depreciation and amortization
(EBITDA)                                                                             115,258
      Add back: pro forma EBITDA for American Household, Inc. and
         Bicycle Holding, Inc. acquisitions (1)                                      112,842
      Add back: non-cash restricted stock charges                                     32,415
      Add back: restructuring charges                                                 22,782
      Add back: non-GAAP adjusted EBITDA for The Holmes Group, Inc.                   95,000
      Add back: estimated annualized corporate savings arising from
         the American Household, Inc. acquisition and integration                     20,000
                                                                        ---------------------
Adjusted EBITDA                                                                    $ 398,297
                                                                        =====================



(1) The pro forma amount reflects the acquisitions of American Household, Inc.
which was completed in January 2005 and Bicycle Holding, Inc. which was completed in June 2004 including related financings as previously filed in the
Company's SEC filings.